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                                                                      Exhibit 11

                              SECURITY FIRST CORP.
                      COMPUTATION OF EARNINGS PER SHARE (a)

                                     Three months ended
                                     June 30,
                                       1997            1996
                                    --------------------------
PRIMARY:
  Earnings:
    Net Income applicable
      to primary shares             $2,189,000      $1,934,000
  Shares:
    Weighted average number
      of common shares
      outstanding                    7,525,280       7,393,215
    Shares issuable from
      assumed exercise of
      stock options                    163,369         130,160
                                    --------------------------
    Total primary shares             7,688,649       7,523,375
                                    ==========================
  Primary earnings per share        $     0.28      $     0.26
                                    ==========================
FULLY DILUTED:
  Earnings:
    Net income                      $2,189,000      $1,934,000
    Adjustment for interest
      expense on convertible
      subordinated debentures
      net of tax                        91,000          98,000
                                    --------------------------
    Net income applicable to
      fully diluted shares          $2,280,000      $2,032,000
                                    ==========================

  Shares:
    Weighted average number
      of common shares
      outstanding                    7,525,280       7,393,215
    Shares issuable from
      assumed exercise of
      stock options                    185,005         151,323
    Shares issuable from
      assumed conversion of
      convertible subordinated
      debentures                     1,048,860       1,126,845
                                    --------------------------
    Total fully diluted shares       8,759,145       8,671,383
                                    ==========================
  Fully diluted earnings
    per share                       $     0.26      $     0.23
                                    ==========================


(a) Adjusted to reflect the three-for-two stock split distributed on July 31, 1997.